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                                                                     EXHIBIT 2.4

                                                                  CONFORMED COPY

                               MERGER AGREEMENT

                           dated as of July 30, 1997

                                     among

                      GALILEO INTERNATIONAL PARTNERSHIP,

                         GALILEO INTERNATIONAL, L.L.C.

                                      and

                          GALILEO INTERNATIONAL, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  THE MERGER

      SECTION 1.01.  The Merger............................................  1
      SECTION 1.02.  Effective Time; Closing...............................  1
      SECTION 1.03.  Effect of the Merger..................................  2
      SECTION 1.04.  Managing Member; Officers.............................  2


                                  ARTICLE II

                 CONVERSION OF PARTNERSHIP INTERESTS IN MERGER

      SECTION 2.01.  Cancellation of Shares of Common Stock Held By Galileo
                       General Partnership.................................  2

      SECTION 2.02.  Conversion of General Partnership Interests in Galileo
                       General Partnership.................................  2

      SECTION 2.03.  Delivery of Certificates; Cash; Legend................  3


                                  ARTICLE III

                                 MISCELLANEOUS

      SECTION 3.01.  Further Action........................................  3
      SECTION 3.02.  Representations.......................................  3
      SECTION 3.03.  Specific Performance..................................  4
      SECTION 3.04.  Benefit; Successors and Assigns.......................  4
      SECTION 3.05.  Miscellaneous.........................................  4

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                               MERGER AGREEMENT

            MERGER AGREEMENT, dated as of July 30, 1997 (this "Agreement"), among GALILEO INTERNATIONAL PARTNERSHIP, a Delaware general partnership ("Galileo General Partnership"), GALILEO INTERNATIONAL, L.L.C., a Delaware limited liability company ("Galileo LLC"), and GALILEO INTERNATIONAL, INC., a Delaware corporation ("Galileo, Inc.").

            WHEREAS, the general partners of Galileo General Partnership listed on Schedule A hereto (the "Galileo Partners") own the respective general partnership interests in Galileo General Partnership listed on Schedule B hereto;

            WHEREAS, Galileo General Partnership owns all of the issued and outstanding shares of common stock, par value $.01 per share, of Galileo, Inc. ("Galileo, Inc. Common Stock");

            WHEREAS, Galileo, Inc. is the sole member of Galileo LLC; and

            WHEREAS, the parties hereto desire to, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the "Limited Liability Company Law"), effect the merger of Galileo General Partnership with and into Galileo LLC (the "Merger");

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

            SECTION 1.01. The Merger. In accordance with Section 18-209 of the Limited Liability Company Law, at the Effective Time (as defined below), Galileo General Partnership shall be merged with and into Galileo LLC. As a result of the Merger, the separate existence of Galileo General Partnership shall cease, and Galileo LLC shall be the surviving entity of the Merger (the "Surviving Entity").

            SECTION 1.02. Effective Time; Closing. As promptly as practicable after the execution of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, Section 18-209(c) of the Limited Liability Company Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York (or such other place as the parties may agree).

            SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Limited Liability Company Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Galileo General Partnership and Galileo LLC shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Galileo General Partnership and Galileo LLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

            SECTION 1.04. Managing Member; Officers. Galileo, Inc. shall continue to be the managing member of Galileo LLC after the Merger. The officers of Galileo General Partnership immediately prior to the Effective Time shall be the officers of the Surviving Entity, in each case until their respective successors are duly appointed and qualified.

                                  ARTICLE II

                 CONVERSION OF PARTNERSHIP INTERESTS IN MERGER

            SECTION 2.01. Cancellation of Shares of Common Stock Held By Galileo General Partnership. As of the Effective Time, by virtue of the Merger and without any action on the part of the Galileo Partners, Galileo General Partnership, Galileo LLC or Galileo, Inc., the shares of Galileo, Inc. Common Stock held immediately prior to the Effective Time by Galileo General Partnership shall be cancelled and retired automatically and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            SECTION 2.02. Conversion of General Partnership Interests in Galileo General Partnership. As of the Effective Time, by virtue of the Merger and without any action on the part of the Galileo Partners, Galileo General Partnership, Galileo LLC or Galileo, Inc., the general partnership interests in Galileo General Partnership outstanding immediately prior to the Effective Time shall be converted into and become (i) the right to receive the respective number of shares of Galileo, Inc. Common Stock listed in Schedule C hereto, (ii) in the case of certain Galileo Partners, the right to receive the respective number

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                                      3

of shares of Special Voting Preferred Stock, par value $.01 per share, of Galileo, Inc. (the "Galileo, Inc. Preferred Stock") listed on Schedule D hereto, in the respective series described on such Schedule and (iii) the right to receive, pro rata in accordance with the general partnership interests listed on Schedule B hereto, $100,000 in cash.

            SECTION 2.03. Delivery of Certificates; Cash; Legend. (a) As promptly as practicable after the Effective Time, Galileo, Inc. shall deliver to each of the Galileo Partners (i) certificates evidencing such number of shares of Galileo, Inc. Common Stock as are issuable to such Galileo Partners pursuant to Section 2.02 hereof, (ii) in the case of certain Galileo Partners, certificates evidencing the number of shares of Galileo, Inc. Preferred Stock as are issuable to such Galileo Partners pursuant to Section 2.02 hereof, issuable in the respective series described on Schedule D hereto and (iii) checks in the amount of such Galileo Partner's pro rata share of $100,000, calculated in accordance with the general partnership interests listed on Schedule B hereto.

            (b) The shares of Common Stock and Preferred Stock that are issued to the Galileo Partners pursuant to Sections 2.02 and 2.03 shall contain the legends contemplated by Section 3.02 of the Stockholders' Agreement, dated as of July 30, 1997, among the Company, certain of its stockholders and certain related parties of such stockholders.

                                  ARTICLE III

                                 MISCELLANEOUS

            SECTION 3.01. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

            SECTION 3.02. Representations. (a) Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

            (b) Galileo, Inc. represents and warrants that the shares of Common Stock and Galileo, Inc. Preferred Stock to be issued to the Galileo Partners in connection with the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

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                                      4

            SECTION 3.03. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 3.04. Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person, other than the parties hereto, the Galileo Partners and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

            SECTION 3.05. Miscellaneous. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

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                                      5

            IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written above by their respective officers thereunto duly authorized.

                                        GALILEO INTERNATIONAL
                                          PARTNERSHIP

                                        By     /s/ JAMES E. BARLETT
                                           -------------------------------------
                                           Name: James E. Barlett
                                           Title:  President and
                                                   Chief Executive Officer

                                        GALILEO INTERNATIONAL, L.L.C.

                                          By      /s/ JAMES E. BARLETT
                                           -------------------------------------
                                           Name: James E. Barlett
                                           Title: President and
                                                   Chief Executive Officer

                                        GALILEO INTERNATIONAL, INC.

                                          By      /s/ JAMES E. BARLETT
                                           -------------------------------------
                                           Name: James E. Barlett
                                           Title: President and
                                                  Chief Executive Officer

                                                                      SCHEDULE A

Covia Corp., a Delaware corporation and a wholly owned subsidiary of United Air Lines, Inc. ("Covia").

Distribution Systems Inc., a Delaware corporation and an indirect wholly owned subsidiary of British Airways PLC ("DSI").

Roscor A.G., a corporation organized under the laws of Switzerland and a wholly owned subsidiary of Swissair Swiss Air Transport Company Ltd ("Roscor").

Travel Industry Systems B.V., a corporation organized under the laws of the Netherlands and a wholly owned subsidiary of KLM Royal Dutch Airlines ("TIS").

USAM Corp., a Delaware corporation and a wholly owned subsidiary of US Airways, Inc. ("USAM").

Racom Teledata S&A, a corporation organized under the laws of Italy and a wholly owned subsidiary of Alitalia-Linee Aeree Italiane S.p.A. ("Racom").

Olynet Inc., a Delaware corporation and wholly owned subsidiary of Olympic Airways S.A. ("Olynet").

Resnet Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Air Canada ("Resnet").

Coporga, Inc., a Delaware corporation and wholly owned subsidiary of Transportes Aereos Portugueses S.A. ("Coporga").

Retford Limited, a corporation organized under the laws of Ireland and a wholly owned subsidiary of Aer Lingus PLC ("Retford").

Travidata Inc., a New York corporation and a wholly owned subsidiary of Austrian Airlines Oesterreichische Luftverkehrs Aktiengesellschaft ("Travidata").

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                                                                      SCHEDULE B

Galileo Partner:      General Partnership Interests in Galileo International Partnership:
----------------      -------------------------------------------------------------------
Covia                                                                             38.0%
DSI                                                                               14.7%
Roscor                                                                            13.2%
TIS                                                                               12.1%
USAM                                                                              11.0%
Racom                                                                              8.7%
Olynet                                                                             1.0%
Resnet                                                                             1.0%
Coporga                                                                            0.1%
Retford                                                                            0.1%
Travidata                                                                          0.1%


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                                                                      SCHEDULE C

                       Shares of Galileo, Inc.
Galileo Partner:            Common Stock:
----------------       -----------------------
Covia                              33,440,000
DSI                                12,892,000
Roscor                             11,633,600
TIS                                10,639,200
USAM                                9,680,000
Racom                               7,664,800
Olynet                                906,400
Resnet                                880,000
Coporga                                88,000
Retford                                88,000
Travidata                              88,000

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                                                                    SCHEDULE D

Galileo Partner:  Series of Galileo, Inc. Preferred Stock:     Number of Shares:
----------------  ----------------------------------------     -----------------
Covia                         Series A                              One
                              Series B                              One
                              Series C                              One
DSI                           Series D                              One
Roscor                        Series E                              One
TIS                           Series F                              One
USAM                          Series G                              One